FOR IMMEDIATE RELEASE

              			July 23, 2003

Norfolk Southern Reports
Second-Quarter, First-Half Results

For the second quarter of 2003 vs. the same period of 2002:

   -  Net income rose 15 percent to $137 million.
   - Coal revenues climbed 11 percent on increased utility coal shipments.
   - Railway operating revenues set an all-time record of $1.63 billion, up 3 percent.
   - Income from railway operations declined 7 percent to $298 million.
   - Earnings per diluted share improved 13 percent to $0.35.
   -  The operating ratio increased to 81.8 percent.

NEW YORK, NY -- Norfolk Southern Corporation (NYSE: NSC) today reported second-quarter net income of $137 million, or $0.35 per diluted share, an increase of 15 percent, compared with net income of $119 million, or $0.31 per diluted share, in the second quarter of 2002.

     "We produced better results despite continued economic slowness in the quarter and considerable downward pressure on general merchandise traffic," said David R. Goode, chairman, president and chief executive officer. "The quality of our transportation continues to improve due to the strength of our operating plan and our ability to operate a high-service railroad in a tough economy." For the first six months, net income from continuing operations, before required accounting changes,was $222 million, or $0.57 per diluted share compared with net income of $205 million, or $0.53 per diluted share, during the same period of 2002.

     Net income for the first six months was $346 million, or $0.89 per diluted share, and included a $114 million, or $0.29 per diluted share, gain largely due to a required change in accounting for the cost of removing railroad crossties, and a $10 million, or $0.03 per diluted share, gain from discontinued operations resulting from the 1998 sale of a former motor carrier subsidiary.

     Second-quarter railway operating revenues of $1.63 billion were the highest of any quarter in Norfolk Southern's history and improved 3 percent compared with $1.59 billion in the second quarter of 2002. Railway operating revenues for the first half of 2003 also set a six-month record rising 3 percent to $3.19 billion compared with $3.09 billion for the same period a year earlier.

     Coal revenues in the second quarter climbed 11 percent to $389 million compared with second quarter 2002. The growth was driven by an increase in utility shipments as power companies replenished stockpiles. For the first half, coal revenues improved 5 percent to $743 million compared to the same period a year earlier as the result of stronger electricity production due to seasonable weather conditions in Norfolk Southern's service region.

     Intermodal revenues set records rising 2 percent to $300 million in the second quarter and 4 percent to $589 million for the first six months compared with the same periods of 2002. The growth was the result of strong international business and the successful conversion of new truck-competitive, transcontinental interline services.

     Second-quarter general merchandise revenues of $944 million were down slightly compared to second quarter 2002, particularly in the automotive, metals and construction and chemical commodity sectors. For the first six months, general merchandise revenues increased 2 percent to $1.86 billion compared with the year-earlier period. Agricultural revenues, strengthened by fertilizer and grain shipments, posted the largest gain, growing by 12 percent in the quarter and 9 percent for the first six months, compared to the same periods a year ago.

	In addition, paper and forest products revenues grew by 6 percent for both the second quarter and the first six months compared with the same periods of 2002.

     Railway operating expenses increased 5 percent for both the second quarter and the first six months of 2003 compared with the same periods last year. These increases primarily were due to increased compensation and benefits, higher diesel fuel costs and increased casualty and other claims costs.

     For the quarter, the railway operating ratio, the percentage of revenues required to operate the railroad, was 81.8 percent compared with 79.8 percent in the same period of 2002. For the first six months, the operating ratio was 83.4 percent, compared with 81.9 during the same period of 2002.

     Norfolk Southern is one of the nation's premier transportation companies. Its Norfolk Southern Railway subsidiary operates 21,500 route miles in 22 states, the District of Columbia and Ontario, serving every major container port in the eastern United States and providing superior connections to western rail carriers. NS operates the East's most extensive intermodal network and is the nation's largest rail carrier of automotive parts and finished vehicles.

                                   ###

Media Contact: Bob Fort, Norfolk, 757-629-2710
Investor Contact: Leanne McGruder, Norfolk, 757-629-2861




                 Norfolk Southern Corporation and Subsidiaries
                      Consolidated Statements of Income
                                (Unaudited)
                       ($ millions except per share)


                                                   Three Months Ended
                                                        June 30,
                                                   ------------------
                                                    2003        2002
                                                    ----        ----
Railway operating revenues:
  Coal                                           $    389    $    350
  General merchandise                                 944         948
  Intermodal                                          300         295
                                                  -------     -------
    TOTAL RAILWAY OPERATING REVENUES                1,633       1,593
                                                  -------     -------

Railway operating expenses:
  Compensation and benefits                           535         497
  Materials, services and rents                       377         364
  Conrail rents and services                          102         103
  Depreciation                                        129         129
  Diesel fuel                                          93          84
  Casualties and other claims                          47          37
  Other                                                52          57
                                                  -------     -------
    TOTAL RAILWAY OPERATING EXPENSES                1,335       1,271
                                                  -------     -------

     Income from railway operations                   298         322

Other income - net                                     24           2
Interest expense on debt                             (123)       (130)
                                                  -------     -------
     Income before income taxes                       199         194

Provision for income taxes:
  Current                                               9          33
  Deferred                                             53          42
                                                  -------     -------
    TOTAL INCOME TAXES                                 62          75
                                                  -------     -------
    NET INCOME                                   $    137    $    119
                                                  =======     =======

Earnings per share:
  Basic and diluted)                             $   0.35    $   0.31

Average shares outstanding (000's)                389,635     388,261

See notes to consolidated financial statements.


--------------------------------------------------------------------
                Norfolk Southern Corporation and Subsidiaries
                      Consolidated Statements of Income
                                (Unaudited)
                       ($ millions except per share)


                                                    Six Months Ended
                                                        June 30,
                                                    ----------------
                                                    2003        2002
                                                    ----        ----
Railway operating revenues:
  Coal                                           $    743    $    709
  General merchandise                               1,862       1,817
  Intermodal                                          589         565
                                                  -------     -------
    TOTAL RAILWAY OPERATING REVENUES                3,194       3,091
                                                  -------     -------

Railway operating expenses:
  Compensation and benefits                         1,061       1,020
  Materials, services and rents                       737         703
  Conrail rents and services                          209         216
  Depreciation                                        256         256
  Diesel fuel                                         197         165
  Casualties and other claims                          98          72
  Other                                               107         100
                                                  -------     -------
    TOTAL RAILWAY OPERATING EXPENSES                2,665       2,532
                                                  -------     -------

     Income from railway operations                   529         559

Other income - net                                     45          36
Interest expense on debt                             (250)       (264)
                                                  -------     -------
     Income from continuing operations before
      income taxes and accounting changes             324         331

Provision for income taxes:
  Current                                              55          56
  Deferred                                             47          70
                                                  -------     -------
    TOTAL INCOME TAXES                                102         126
                                                  -------     -------

     Income from continuing operations
      before accounting changes                       222         205

Discontinued operations - taxes on sale
 of motor carrier (note 1)                             10          --

Cumulative effect of changes in accounting
 principles, net of taxes (note 2)                    114          --
                                                  -------     -------

    NET INCOME                                   $    346    $    205
                                                  =======     =======

Earnings per share (basic and diluted):
  Income from continuing operations before
   accounting changes                            $   0.57    $   0.53
  Discontinued operations (note 1)                   0.03          --
  Cumulative effect of changes
   in accounting (note 2)                            0.29          --
                                                  -------     -------
    NET INCOME                                   $   0.89    $   0.53
                                                  =======     =======

Average shares outstanding (000's)                389,443     387,712

See notes to consolidated financial statements.

---------------------------------------------------------------------
              Norfolk Southern Corporation and Subsidiaries
                       Consolidated Balance Sheets
                              (Unaudited)
                              ($ millions)

                                               June 30,      December 31,
                                               -------       -----------
                                                2003             2002
                                                ----             ----
ASSETS
Current assets:
  Cash and cash equivalents                 $    110         $    184
  Accounts receivable - net (note 3)             800              683
  Due from Conrail                                 6                6
  Materials and supplies                         102               97
  Deferred income taxes                          202              187
  Other current assets                            86              142
                                             -------          -------
    Total current assets                       1,306            1,299

  Investment in Conrail                        6,215            6,178

  Properties less accumulated depreciation    11,823           11,370

  Other assets                                 1,194            1,109
                                             -------          -------
    TOTAL ASSETS                            $ 20,538         $ 19,956
                                             =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                          $    923         $    908
  Income and other taxes                         229              269
  Due to Conrail                                  78               86
  Other current liabilities                      226              232
  Current maturities of long-term debt           613              358
                                             -------          -------
    Total current liabilities                  2,069            1,853

Long-term debt                                 6,848            7,006

Other liabilities                              1,003            1,029

Due to Conrail                                   618              513

Minority interests                                50               45

Deferred income taxes                          3,141            3,010
                                             -------          -------
    TOTAL LIABILITIES                         13,729           13,456
                                             -------          -------
Stockholders' equity:
  Common stock $1.00 per share par value         411              410
  Additional paid-in capital                     504              481
  Unearned restricted stock                       (7)              --
  Accumulated other comprehensive loss           (64)             (65)
  Retained income                              5,985            5,694
                                             -------          -------
                                               6,829            6,520
  Less treasury stock at cost,
   21,169,125 shares                             (20)             (20)
                                             -------          -------
    TOTAL STOCKHOLDERS' EQUITY                 6,809            6,500
                                             -------          -------
    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                   $ 20,538         $ 19,956
                                             =======          =======
See notes to consolidated financial statements.

----------------------------------------------------------------
              Norfolk Southern Corporation and Subsidiaries
                  Consolidated Statements of Cash Flows
                              (Unaudited)


                                              Six Months Ended June 30,
                                                     ($ millions)
                                              ------------------------
                                                      2003         2002
                                                      ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                        $  346       $  205
  Reconciliation of net income to
   net cash provided by operating activities:
    Net cumulative effect of changes in
     accounting principles (note 2)                   (114)          --
    Depreciation                                       263          262
    Deferred income taxes                               47           70
    Equity in earnings of Conrail                      (27)         (19)
    Gains on properties and investments                (12)         (32)
    Income from discontinued operations (note 1)       (10)          --
    Changes in assets and liabilities
     affecting operations:
       Accounts receivable (note 3)                   (117)         (48)
       Materials and supplies                           (5)         (10)
       Other current assets and due from Conrail        56           53
       Current liabilities other than debt             (25)         (34)
       Other - net                                     (36)         (62)
                                                   -------      -------
        Net cash provided by operating activities      366          385

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property additions                                  (386)        (345)
  Property sales and other transactions                 15           (3)
  Investments, including short-term                    (66)         (44)
  Investment sales and other transactions                5           13
                                                   -------      -------
        Net cash used for investing activities        (432)        (379)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends                                            (55)         (46)
  Common stock issued - net                              4           36
  Proceeds from borrowings (note 4)                    130          526
  Debt repayments                                      (87)        (632)
                                                   -------      -------
        Net cash used for financing activities          (8)        (116)
                                                   -------      -------
        Net decrease in cash and cash equivalents      (74)        (110)

CASH AND CASH EQUIVALENTS:
  At beginning of year                                 184          204
                                                   -------      -------
  At end of period                                $    110     $     94
                                                   =======      =======

SUPPLEMENTAL DISCLOSURES OF CASH-FLOW
 INFORMATION
  Cash paid during the period for:
    Interest (net of amounts capitalized)         $    261      $   268
    Income taxes                                  $     57      $    38

See notes to consolidated financial statements.

---------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.   DISCONTINUED OPERATIONS -
     First-quarter 2003 results included an additional after-tax gain of $10 million, or 3 cents per share, related to the 1998 sale of NS' motor carrier subsidiary, North American Van Lines, Inc. This non-cash gain resulted from the resolution of tax issues related to the transaction.

2.   CHANGES IN ACCOUNTING PRINCIPLES -
     NS adopted Financial Accounting Standards Board (FASB) Statement No. 143, "Accounting for Asset Retirement Obligations" (SFAS
     No. 143), effective Jan. 1, 2003, and recorded a $110 million net adjustment ($182 million before taxes) for the cumulative effect of this change in accounting on years prior to 2003. Pursuant to SFAS No. 143, the cost to remove crossties must be recorded as an expense when incurred; previously these removal costs were accrued as a component of depreciation. This change in accounting lowered 2003 depreciation expense (because the depreciation rate for crossties no longer reflects costs to remove) and increased compensation and benefits expenses (for the costs to remove retired assets). The net effect on total railway operating expenses and net income was not material.

     NS also adopted FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN No. 46), effective Jan. 1, 2003, and recorded a $4 million net adjustment ($6 million before taxes) for the cumulative effect of this change in accounting on years prior to 2003. Pursuant to FIN No. 46, NS has consolidated a special-purpose entity that leases certain locomotives to NS.
     This entity's assets and liabilities consist of the locomotives and debt related to their purchase. This change in accounting increased depreciation and interest expense in 2003 (to reflect the locomotives as owned assets) and lowered lease expense. The net effect on total railway operating expenses and net income was not material.

3.   SALES OF ACCOUNTS RECEIVABLE -
     A bankruptcy-remote special purpose subsidiary of NS sells without recourse undivided ownership interests in a pool of accounts receivable. Accounts receivable sold under this arrangement, and therefore not included in "Accounts receivable - net" on the Consolidated Balance Sheets, were $0 at June 30,
     2003, and $30 million at Dec. 31, 2002.

4.   PAYMENTS TO CONRAIL -
     Payments made to Conrail reduce NS' "Net cash provided by operating activities." A significant portion of these payments is borrowed back from a Conrail subsidiary. The borrowings are included in NS' "Net cash used for financing activities" and totaled $105 million in the first half of 2003 and $98 million in the first half of 2002.